UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No. |_|)

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Filed by a Party other than the Registrant ☐

Check the Appropriate Box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Under Rule 14a-12

Fidelity D & D Bancorp, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:
(2) Aggregate number of securities to which transaction applies:
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☐ Fee paid previously with preliminary materials:
☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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(4) Date Filed:

Fidelity D & D Bancorp, Inc.
Blakely & Drinker Streets
Dunmore, Pennsylvania 18512

ADDITIONAL INFORMATION REGARDING THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON TUESDAY, APRIL 21, 2020

The following Notice of Change of Location relates to the joint proxy statement/prospectus (the “Proxy Statement”) of Fidelity D & D Bancorp, Inc. (the “Company”), dated March 5, 2020, furnished to shareholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Special Meeting of Shareholders (the “Special Meeting”) to be held on Tuesday, April 21, 2020. This Supplement is being filed with the Securities and Exchange Commission and is being made available to the Company’s shareholders on or about April 1, 2020.

THE NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

NOTICE OF CHANGE OF LOCATION
OF SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON APRIL 21, 2020

Dear Shareholders of Fidelity D & D Bancorp, Inc.:

Due to the emerging public health impact of the coronavirus outbreak (COVID-19) and to support the health and well-being of our shareholders and team members, NOTICE IS HEREBY GIVEN that the location of the special meeting of shareholders of Fidelity D & D Bancorp, Inc. (the “Company”) has been changed. As previously announced, the Special Meeting will be held on Tuesday, April 21, 2020 at 2:00 p.m., local time. In light of public health concerns regarding the coronavirus outbreak, the special meeting will be held in a virtual meeting format only at www.virtualshareholdermeeting.com/FDBC2020S. You will not be able to attend the special meeting physically.

As described in the joint proxy statement/prospectus for the special meeting previously distributed, you are entitled to participate in and vote at the special meeting if you were a shareholder as of the close of business on February 28, 2020, the record date, or hold a legal proxy for the meeting provided by your bank, broker, or nominee. To be admitted to the special meeting at www.virtualshareholdermeeting.com/FDBC2020S, you must enter the control number found on your proxy card or voting instruction form you previously received. You may vote during the special meeting by following the instructions available on the meeting website during the meeting. Whether or not you plan to attend the special meeting, we urge you to vote and submit your proxy in advance of the special meeting by one of the methods described in the joint proxy statement/prospectus for the special meeting. The proxy card included with the joint proxy statement/prospectus previously distributed will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the Special Meeting.

By Order of the Board of Directors,

Daniel J. Santaniello
President & Chief Executive Officer
April 1, 2020

The special meeting on April 21, 2020 at 2:00 p.m. local time is available at www.virtualshareholdermeeting.com/FDBC2020S. The joint proxy statement/prospectus and related materials are available on our website at https://bankatfidelity.com under Investor Relations. Additionally, you may access such materials at www.proxyvote.com, a site that does not have “cookies” that identify visitors to the site.

No Offer or Solicitation

The information presented herein does not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Additional Information about the Merger and Where to Find It

In connection with the proposed merger of the Company and MNB Corporation (“MNB”), the Company has filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 (Registration Statement No. 333-236453) with respect to the offering of the Company’s common stock as the merger consideration under the Securities Act of 1933, as amended, which includes a proxy statement of MNB and Fidelity and a prospectus of Fidelity. The joint proxy statement/prospectus was mailed to the shareholders of MNB and Fidelity on or about March 12, 2020 seeking the required shareholder approvals. Before making any voting or investment decision, investors and security holders are urged to read the registration statement and joint proxy statement/prospectus and other relevant documents because they will contain important information about Fidelity, MNB, and the merger.

Investors and security holders may obtain free copies of these documents through the website maintained by the SEC at http://www.sec.gov. Investors and security holders may also obtain free copies of these documents by directing a request by telephone or mail to Fidelity D & D Bancorp, Inc., Blakely and Drinker Streets, Dunmore, PA 18512; 570-342-8281, or by directing a request by telephone or mail to MNB Corporation, 1250 Braden Boulevard, Suite 300, Easton, PA 18040; 610-588-0981.

Fidelity, MNB and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of MNB and Fidelity in connection with the merger. Information about the directors and executive officers of MNB and Fidelity and their ownership of MNB and Fidelity common stock may be obtained by reading the joint proxy statement/prospectus regarding the merger referred to above. Additional information regarding the interests of these participants and other persons who may be deemed participants in the merger may be obtained by reading the joint proxy statement/prospectus regarding the merger referred to above.